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                                                                   EXHIBIT 10.23

                     SECOND AMENDMENT TO OPERATING AGREEMENT
                             OF GGP/HOMART II L.L.C.

     Second Amendment to Operating Agreement, dated January 31, 2003 (the "Amendment"), among GGP Limited Partnership, a Delaware limited partnership ("GGPLP"), The Comptroller of the State of New York as Trustee of the Common Retirement Fund, a fund established pursuant to NY Retirement and Social Security Law Section 422, in the custody of the Comptroller of the State of New York ("NYSCRF" and, together with GGPLP, the "Members"), and GGP/Homart II L.L.C., a Delaware limited liability company (the "Company").

                                    RECITALS

     WHEREAS, the Members are all of the members of the Company;

     WHEREAS, the Company and the Members entered into that certain Operating Agreement dated November 10, 1999, as amended (the "Existing Operating Agreement"), relating to, among other things, the management of the Company and the transfer of units of membership interest therein; and

     WHEREAS, the parties hereto desire to amend the Existing Operating Agreement as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Existing Operating Agreement.

     2. Amendment to Section 7.2(a). Section 7.2(a) of the Existing Operating Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

               "7.2. Board.

                    (a) Except as otherwise expressly set forth herein, the
               Board of Directors of the Company shall consist of four (4) members, and the holders of Class A Units (by majority vote) shall have the right from time to time at their election to designate two (2) members to the Board (the "Class A Board Members"), and the holders of Class B Units (by majority vote) shall have the right from time to time at their election to designate two (2) members to the Board (the "Class B Board

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               Members" and, together with the Class A Board Members, the "Board
               Members")."

     3. Amendment to Section 7.7(a). Section 7.7(a) of the Existing Operating Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

               "7.7 Actions by the Board.

                    (a) Actions by Directors. Except as otherwise provided
               herein, at such times as both Class A Units and Class B Units shall be outstanding, at all meetings of the Board a quorum shall exist for the transaction of business if at least one (1) Class A Board Member and one (1) Class B Board Member are present. At such times as both Class A Units and Class B Units shall be outstanding, at all meetings of any committee of the Board a quorum shall exist for the transaction of business if at least one member designated by the Class A Board Members and one member designated by the Class B Board Members are present, unless the Board shall determine otherwise. At all other times (i.e., when the Board is constituted pursuant to Section 8.4(c)), a quorum shall exist for the transaction of business if at least a majority of Board or committee members are present. Actions of the Board or any committee thereof may be taken at meetings or by written consent, and any written consent shall be filed with the minutes of proceedings of the Board or the appropriate committee thereof. Attendance at any meeting may be by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. In case at any meeting of the Board or a committee thereof a quorum shall not be present, the members of the Board or such committee present may adjourn the meeting from time to time until a quorum shall be present."

     4. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all which together shall constitute the same agreement.

     5. Captions. The article and section headings appearing in this Amendment are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

     6. Full Force and Effect; Etc. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Existing Operating Agreement. Except as expressly amended hereby, the Existing Operating


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Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Existing Operating Agreement (including without limitation the Exhibits and Schedules thereto), the terms "the Agreement," "herein," "hereof," "hereinafter," "hereto" and words of similar import, shall, unless the context otherwise requires, mean the Existing Operating Agreement, as amended by this Amendment. Notwithstanding anything to the contrary contained in the Existing Operating Agreement, the matters contained herein shall not require Board approval.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the date first written above.

                                        GGP LIMITED PARTNERSHIP, a Delaware
                                        limited partnership

                                        By: General Growth Properties, Inc., a
                                            Delaware corporation, its general
                                            partner


                                        By: /s/ Robert A. Michaels
                                            ------------------------------------
                                        Name: Robert A. Michaels
                                        Title: President


                                        COMPTROLLER OF THE STATE OF NEW YORK, as trustee of the Common Retirement Fund


                                        By: /s/ Jacques Jiha
                                            ------------------------------------
                                        Name: Jacques Jiha
                                        Title: Deputy Comptroller for
                                               Investments and Cash Management


                                        GGP/HOMART II L.L.C., a Delaware limited liability company


                                        By: /s/ Robert A. Michaels
                                            ------------------------------------
                                        Name: Robert A. Michaels
                                        Title: President


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